Exhibit 99.1

   c/o Computershare
   P.O. Box 8694
   Edison, NJ 08818-8694

Your vote is important. Please vote immediately.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                                      PROLOGIS

The Board of Trustees recommends a vote FOR item 1.

FOR	AGAINST	ABSTAIN
1.	Approval of the issuance of ProLogis common shares of
beneficial interest contemplated by the Agreement and Plan
of Merger, dated as of June 5, 2005, by and among
ProLogis, Palmtree Acquisition Corporation and Catellus
Development Corporation, as amended.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
special meeting or any adjournment or postponements of
the special meeting, including adjournment for the
purpose of soliciting additional proxies. Notwithstanding
the foregoing, proxies voted against item 1 will not be
voted in favor of any adjournment of the special meeting for the purpose of soliciting additional proxies

Mark box at right if you plan to attend the special meeting.	☐

Mark box at right for comments or an address change
and note at left.	☐

Please be sure to sign and date this Proxy.

Signature:_________________________	Date:___________________	Signature:_________________________	Date:___________________

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ProLogis

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUSTEES

SPECIAL MEETING OF THE SHAREHOLDERS

The undersigned hereby appoints each of Jeffrey H. Schwartz, Walter C. Rakowich and Edward S. Nekritz as proxies for the undersigned with full power of substitution in each of them, to represent the undersigned at the special meeting of ProLogis shareholders to be held on September 14, 2005, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this card; if no contrary instructions are indicated, the shares represented by this proxy will be voted FOR the approval of the issuance of ProLogis common shares of beneficial interest contemplated by the Agreement and Plan of Merger, dated as of June 5, 2005, by and among ProLogis, Palmtree Acquisition Corporation and Catellus Development Corporation, as amended.

The undersigned acknowledges receipt of the Joint Proxy Statement/Prospectus accompanying the Notice, together with this Proxy. The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned at the special meeting.

Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting. You are encouraged to specify your choice by marking the appropriate boxes — SEE REVERSE SIDE — but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendation. The proxies cannot vote your shares unless you sign and return this card or you vote over the Internet or by telephone.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE